UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 6, 2006

GENERAL KINETICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 0-1738

Virginia	54-0594435
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

110 Sunray Dr, Johnstown, PA 15905
(Address of Principal Executive Offices)
(Zip Code)

(814) 255-6891
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(b) On January 6, 2006, the Audit Committee of the Board of Directors of General Kinetics Incorporated (the “Company”) engaged the accounting firm of Urish Popeck & Co., LLC (“Urish Popeck”) as the Company’s independent public accountants to audit the Company’s financial statements for the fiscal year ending May 31, 2006. During the fiscal years ended May 31, 2004 and 2005 and through January 6, 2006, the Company did not consult with Urish Popeck regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue. During the Company’s fiscal years ended May 31, 2004 and 2005 and through January 6, 2006, the Company did not consult with Urish Popeck regarding any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) or (v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL KINETICS INCORPORATED

Date: January 12, 2006	By:	/s/ Franco DeBlasio
Franco DeBlasio
Title: Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)